NEWS RELEASE
January 25, 2024

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED DECEMBER 31, 2023

4th Quarter 2023 Highlights:
•Net income was $54.3 million for the current quarter, an increase of $1.9 million, or 4 percent, from the prior quarter net income of $52.4 million. Net income for the current quarter decreased $25.4 million, or 32 percent, from the prior year fourth quarter net income of $79.7 million, which was primarily driven by an increase in cost of funds.
•Interest income of $273 million in the current quarter increased $8.6 million, or 3 percent, over the prior quarter interest income of $265 million. Interest income in the current quarter increased $48.4 million, or 22 percent, over the prior year fourth quarter.
•The loan portfolio of $16.198 billion increased $63.0 million, or 2 percent annualized, during the current quarter.
•The loan yield for the current quarter of 5.34 percent, increased 7 basis points, compared to 5.27 percent in the prior quarter and increased 51 basis points from the prior year fourth quarter loan yield of 4.83 percent.
•Non-performing assets of $25.6 million at December 31, 2023 decreased $16.7 million, or 39 percent, over the prior quarter and decreased $7.1 million, or 22 percent, over the prior year end.
•Stockholders’ equity of $3.020 billion increased $146 million, or 5 percent, during the current quarter and increased $177 million, or 6 percent, over the prior year end.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 155 consecutive quarterly dividends and has increased the dividend 49 times.
Year 2023 Highlights
•Net income for 2023 was $223 million, a decrease of $80.3 million, or 26 percent, from $303 million for the prior year. The decrease was primarily attributable to a $96.7 million decrease in net interest income driven by a significant increase in the cost of funds.
•Interest income for the current year was $1.018 billion, an increase of $188 million, or 23 percent over the prior year interest income of $830 million.
•The loan portfolio of $16.198 billion increased $951 million, or 6 percent, during the current year.

•The loan yield was 5.19 percent for the current year, an increase of 53 basis points from the prior year loan yield of 4.66 percent.
•Although the banking industry experienced a significant outflow of deposits, the Company’s core deposits and retail repurchase agreements decreased $108 million, or 50 basis points, from the prior year end.
•Dividends declared in 2023 were $1.32 per share.
•The Company announced the signing of a definitive agreement to acquire Community Financial Group, Inc., the parent company of Wheatland Bank, a leading eastern Washington community bank headquartered in Spokane with total assets of $728 million as of December 31, 2023. The acquisition is expected to be completed January 31, 2024.

Financial Summary

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Operating results
Net income	$54,316	52,445	54,955	61,211	79,677	222,927	303,202
Basic earnings per share	$0.49	0.47	0.50	0.55	0.72	2.01	2.74
Diluted earnings per share	$0.49	0.47	0.50	0.55	0.72	2.01	2.74
Dividends declared per share	$0.33	0.33	0.33	0.33	0.33	1.32	1.32
Market value per share
Closing	$41.32	28.50	31.17	42.01	49.42	41.32	49.42
High	$44.06	36.45	42.21	50.03	59.70	50.03	60.69
Low	$27.36	26.84	26.77	37.07	48.64	26.77	44.43
Selected ratios and other data
Number of common stock shares outstanding	110,888,942	110,879,365	110,873,887	110,868,713	110,777,780	110,888,942	110,777,780
Average outstanding shares - basic	110,884,496	110,877,534	110,870,964	110,824,648	110,773,084	110,864,501	110,757,473
Average outstanding shares - diluted	110,907,640	110,886,959	110,875,535	110,881,708	110,872,127	110,890,447	110,827,933
Return on average assets (annualized)	0.77%	0.75%	0.81%	0.93%	1.19%	0.81%	1.15%
Return on average equity (annualized)	7.40%	7.12%	7.52%	8.54%	11.35%	7.64%	10.43%
Efficiency ratio	65.20%	63.31%	62.73%	60.39%	53.18%	62.85%	54.64%
Dividend payout	67.35%	70.21%	66.00%	60.00%	45.83%	65.67%	48.18%
Loan to deposit ratio	81.36%	79.25%	79.92%	77.09%	74.05%	81.36%	74.05%
Number of full time equivalent employees	3,294	3,314	3,369	3,390	3,390	3,294	3,390
Number of locations	221	221	222	222	221	221	221
Number of ATMs	275	274	274	263	265	275	265

KALISPELL, Mont., Jan 25, 2024 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $54.3 million for the current quarter, a decrease of $25.4 million, or 32 percent, from the $79.7 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.49 per share, a decrease of 32 percent from the prior year fourth quarter diluted earnings per share of $0.72. The decrease in net income compared to the prior year fourth quarter was primarily due to the increase in funding costs, which outpaced the increase in interest income. Included in the current quarter non-interest expense was $6.0 million related to the Federal Deposit Insurance Corporation (“FDIC”) special assessment pursuant to a systemic risk determination. “The Glacier team wrapped up a strong fourth quarter and 2023 despite industry turmoil throughout the year. We are pleased to see many positive business trends developing in all our Divisions and we are well positioned to grow in 2024 and beyond” said Randy Chesler, President and Chief Executive Officer.

Net income for 2023 was $223 million, a decrease of $80.3 million, or 26 percent, from $303 million for the prior year, which was primarily driven by the increase in cost of funds outpacing the increase in interest income. Diluted earnings per share for 2023 was $2.01 per share, a decrease of 27 percent from the prior year diluted earnings per share of $2.74.

The Company’s previously announced agreement to acquire Community Financial Group, Inc., the parent company of Wheatland Bank (collectively, “Wheatland”), headquartered in Spokane, Washington, has received all required regulatory and shareholder approvals and is expected to be completed January 31, 2024. Wheatland has 14 branches in eastern Washington with total assets of $728 million, total loans of $469 million and total deposits of $623 million as of December 31, 2023.

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022
Cash and cash equivalents	$1,354,342	1,672,094	401,995	(317,752)	952,347
Debt securities, available-for-sale	4,785,719	4,741,738	5,307,307	43,981	(521,588)
Debt securities, held-to-maturity	3,502,411	3,553,805	3,715,052	(51,394)	(212,641)
Total debt securities	8,288,130	8,295,543	9,022,359	(7,413)	(734,229)
Loans receivable
Residential real estate	1,704,544	1,653,777	1,446,008	50,767	258,536
Commercial real estate	10,303,306	10,292,446	9,797,047	10,860	506,259
Other commercial	2,901,863	2,916,785	2,799,668	(14,922)	102,195
Home equity	888,013	869,963	822,232	18,050	65,781
Other consumer	400,356	402,075	381,857	(1,719)	18,499
Loans receivable	16,198,082	16,135,046	15,246,812	63,036	951,270
Allowance for credit losses	(192,757)	(192,271)	(182,283)	(486)	(10,474)
Loans receivable, net	16,005,325	15,942,775	15,064,529	62,550	940,796
Other assets	2,094,832	2,153,149	2,146,492	(58,317)	(51,660)
Total assets	$27,742,629	28,063,561	26,635,375	(320,932)	1,107,254

The Company continued to maintain a strong cash position of $1.354 billion at December 31, 2023 which was an increase of $952 million over the prior year end. Total debt securities of $8.288 billion at December 31, 2023 decreased $7.4 million during the current quarter and decreased $734 million, or 8 percent, from the prior year end. Debt securities represented 30 percent of total assets at December 31, 2023, compared to 34 percent at December 31, 2022
The loan portfolio of $16.198 billion increased $63.0 million, or 2 percent annualized, during the current quarter with the largest dollar increase in residential real estate, which increased $50.8 million, or 3 percent. The loan portfolio increased $951 million, or 6 percent, from the prior year end with the largest dollar increase in commercial real estate loans, which increased $506 million, or 5 percent.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022
Allowance for credit losses
Balance at beginning of period	$182,283	182,283	172,665
Provision for credit losses	20,790	16,609	17,433
Charge-offs	(15,095)	(10,284)	(14,970)
Recoveries	4,779	3,663	7,155
Balance at end of period	$192,757	192,271	182,283
Provision for credit losses
Loan portfolio	$20,790	16,609	17,433
Unfunded loan commitments	(5,995)	(4,827)	2,530
Total provision for credit losses	$14,795	11,782	19,963
Other real estate owned	$1,032	—	—
Other foreclosed assets	471	48	32
Accruing loans 90 days or more past due	3,312	3,855	1,559
Non-accrual loans	20,816	38,380	31,151
Total non-performing assets	$25,631	42,283	32,742
Non-performing assets as a percentage of subsidiary assets	0.09%	0.15%	0.12%
Allowance for credit losses as a percentage of non-performing loans	799%	455%	557%
Allowance for credit losses as a percentage of total loans	1.19%	1.19%	1.20%
Net charge-offs as a percentage of total loans	0.06%	0.04%	0.05%
Accruing loans 30-89 days past due	$49,967	15,253	20,967
U.S. government guarantees included in non-performing assets	$1,503	1,057	2,312

Non-performing assets of $25.6 million at December 31, 2023 decreased $16.7 million, or 39 percent, over the prior quarter and increased $7.1 million, or 22 percent, over the prior year end. Non-performing assets as a percentage of subsidiary assets at December 31, 2023 was 0.09 percent compared to 0.15 percent in the prior quarter and 0.12 percent in the prior year fourth quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $50.0 million at December 31, 2023 increased $34.7 million from the prior quarter and increased $29.0 million from prior year end. The current quarter increase included a $13 million loan that was brought current shortly after quarter end. The remaining early stage delinquencies was driven by seasonality and a few isolated loans. Early stage delinquencies as a percentage of loans at December 31, 2023 were 0.31 percent compared to 0.09 percent for the prior quarter end and 0.14 percent for the prior year end.

The current quarter credit loss expense of $3.0 million included $4.2 million of credit loss expense from loans and $1.2 million of credit loss benefit from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at December 31, 2023 was 1.19 percent compared to 1.20 percent in the prior year fourth quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2023	$4,181	$3,695	1.19%	0.31%	0.09%
Third quarter 2023	5,095	2,209	1.19%	0.09%	0.15%
Second quarter 2023	5,254	2,473	1.19%	0.16%	0.12%
First quarter 2023	6,260	1,939	1.20%	0.16%	0.12%
Fourth quarter 2022	6,060	1,968	1.20%	0.14%	0.12%
Third quarter 2022	8,382	3,154	1.20%	0.07%	0.13%
Second quarter 2022	(1,353)	1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%

Net charge-offs for the current quarter were $3.7 million compared to $2.2 million in the prior quarter and $2.0 million for the prior year fourth quarter. Net charge-offs of $3.7 million included $2.0 million in deposit overdraft net charge-offs and $1.7 million of net loan charge-offs.

The current quarter provision for credit loss expense for loans was $4.2 million, which was a decrease of $914 thousand from the prior quarter and a $1.9 million decrease from the prior year fourth quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022
Deposits
Non-interest bearing deposits	$6,022,980	6,465,353	7,690,751	(442,373)	(1,667,771)
NOW and DDA accounts	5,321,257	5,253,367	5,330,614	67,890	(9,357)
Savings accounts	2,833,887	2,872,362	3,200,321	(38,475)	(366,434)
Money market deposit accounts	2,831,624	2,994,631	3,472,281	(163,007)	(640,657)
Certificate accounts	2,915,393	2,742,017	880,589	173,376	2,034,804
Core deposits, total	19,925,141	20,327,730	20,574,556	(402,589)	(649,415)
Wholesale deposits	4,026	67,434	31,999	(63,408)	(27,973)
Deposits, total	19,929,167	20,395,164	20,606,555	(465,997)	(677,388)
Repurchase agreements	1,486,850	1,499,696	945,916	(12,846)	540,934
Deposits and repurchase agreements, total	21,416,017	21,894,860	21,552,471	(478,843)	(136,454)
Federal Home Loan Bank advances	—	—	1,800,000	—	(1,800,000)
FRB Bank Term Funding	2,740,000	2,740,000	—	—	2,740,000
Other borrowed funds	81,695	73,752	77,293	7,943	4,402
Subordinated debentures	132,943	132,903	132,782	40	161
Other liabilities	351,693	347,452	229,524	4,241	122,169
Total liabilities	$24,722,348	25,188,967	23,792,070	(466,619)	930,278

During the current year, the Company experienced unprecedented fluctuations in the deposit balances and higher deposit rates, primarily due to the volatile interest rate environment. As a result of the Company’s focus on diversified deposits and repurchase agreements, core deposits and retail repurchase agreements decreased $108 million, or 50 basis points, from the prior year end. Total core deposits of $19.9 billion at the current quarter end decreased $403 million, or 2 percent, during the current quarter. Non-interest bearing deposits represented 30 percent of total core deposits at December 31, 2023 compared to 37 percent at December 31, 2022.

The Company’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. The Company has available liquidity of $15.0 billion including cash, borrowing capacity from the FHLB and Federal Reserve facilities, unpledged securities, brokered deposits, and other sources.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022
Common equity	$3,394,394	3,374,961	3,312,097	19,433	82,297
Accumulated other comprehensive loss	(374,113)	(500,367)	(468,792)	126,254	94,679
Total stockholders’ equity	3,020,281	2,874,594	2,843,305	145,687	176,976
Goodwill and core deposit intangible, net	(1,017,263)	(1,019,690)	(1,026,994)	2,427	9,731
Tangible stockholders’ equity	$2,003,018	1,854,904	1,816,311	148,114	186,707

Stockholders’ equity to total assets	10.89%	10.24%	10.67%
Tangible stockholders’ equity to total tangible assets	7.49%	6.86%	7.09%
Book value per common share	$27.24	25.93	25.67	1.31	1.57
Tangible book value per common share	$18.06	16.73	16.40	1.33	1.66

Tangible stockholders’ equity of $2.003 billion at December 31, 2023 increased $148 million, or 8 percent, compared to the prior quarter and was primarily due to a decrease in net unrealized losses (after-tax) on available-for-sale (“AFS”) debt securities during the current quarter. Tangible stockholders’ equity increased $187 million, or 10 percent, from December 31, 2022, which was primarily due to earnings retention and a decrease in net unrealized losses (after-tax) on AFS debt securities. Tangible book value per common share of $18.06 at the current quarter end increased $1.33 per share, or 8 percent, from the prior quarter. The tangible book value per common share increased $1.66 per share, or 10 percent, from the prior year end.

Cash Dividends
On November 15, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The current quarter dividend of $0.33 per share was consistent with the dividend declared in the prior quarter and the prior year fourth quarter. The dividend was payable December 14, 2023 to shareholders of record on December 5, 2023. The dividend was the Company’s 155th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2023
Compared to September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022

Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net interest income
Interest income	$273,496	264,906	247,365	231,888	225,085
Interest expense	107,040	97,852	75,385	45,696	21,026
Total net interest income	166,456	167,054	171,980	186,192	204,059
Non-interest income
Service charges and other fees	19,115	19,304	18,967	17,771	18,734
Miscellaneous loan fees and charges	4,484	4,322	4,162	3,967	3,905
Gain on sale of loans	2,228	4,046	3,528	2,400	2,175
Gain (loss) on sale of securities	1,712	(65)	(23)	(114)	519
Other income	3,326	2,633	2,445	3,871	3,150
Total non-interest income	30,865	30,240	29,079	27,895	28,483
Total income	$197,321	197,294	201,059	214,087	232,542
Net interest margin (tax-equivalent)	2.56%	2.58%	2.74%	3.08%	3.30%

		$ Change from
(Dollars in thousands)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net interest income
Interest income		$8,590	26,131	41,608	48,411
Interest expense		9,188	31,655	61,344	86,014
Total net interest income		(598)	(5,524)	(19,736)	(37,603)
Non-interest income
Service charges and other fees		(189)	148	1,344	381
Miscellaneous loan fees and charges		162	322	517	579
Gain on sale of loans		(1,818)	(1,300)	(172)	53
Gain (loss) on sale of securities		1,777	1,735	1,826	1,193
Other income		693	881	(545)	176
Total non-interest income		625	1,786	2,970	2,382
Total income		$27	(3,738)	(16,766)	(35,221)

Net Interest Income
The current quarter interest income of $273 million increased $8.6 million, or 3 percent, over the prior quarter and was driven primarily by the increase in the loan yields and an increase in average balances of the loan portfolio and interest-bearing cash. The current quarter interest income increased $48.4 million, or 22 percent, over the prior year fourth quarter and was principally due to loan growth and increased loan yields. The loan yield of 5.34 percent in the current quarter increased 7 basis points from the prior quarter loan yield of 5.27 percent and increased 51 basis points from the prior year fourth quarter loan yield of 4.83 percent.

The current quarter interest expense of $107 million increased $9.2 million, or 9 percent, over the prior quarter and increased $86.0 million, or 409 percent, over the prior year fourth quarter primarily the result of an increase in rates on deposits and borrowings. Core deposit cost (including non-interest bearing deposits) was 1.24 percent for the current quarter compared to 1.03 percent in the prior quarter and 0.08 percent for the prior year fourth quarter. The total cost of funding (including non-interest bearing deposits) was 1.72 percent in the current quarter compared to 1.58 percent in the prior quarter and 0.35 percent in the prior year fourth quarter, which was the result of the increased deposit and borrowing rates.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.56 percent compared to 2.58 percent in the prior quarter and 3.30 percent in the prior year fourth quarter. Although the net interest margin has been negatively impacted by the increase in interest rates during the current year, the Company continued to experience a slower pace in the decline in the net interest margin during the current quarter. The current quarter decrease in net interest margin was 2 basis points compared to a decrease of 16 basis points during the prior quarter.

Non-interest Income
Non-interest income for the current quarter totaled $30.9 million, which was an increase of $625 thousand, or 2 percent, over the prior quarter. Gain on the sale of residential loans of $2.2 million for the current quarter decreased $1.8 million, or 45 percent, compared to the prior quarter and increased $53 thousand, or 2 percent, from the prior year fourth quarter. Included in the current quarter gain on sale of securities was $1.7 million of gain on the sale of all of the Company’s Visa class B shares.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Compensation and employee benefits	$71,420	77,387	78,764	81,477	79,814
Occupancy and equipment	10,533	10,553	10,827	11,665	10,734
Advertising and promotions	3,410	4,052	3,733	4,235	3,558
Data processing	8,511	8,730	8,402	8,109	8,079
Other real estate owned and foreclosed assets	78	15	14	12	5
Regulatory assessments and insurance	12,435	6,060	5,314	4,903	3,425
Core deposit intangibles amortization	2,427	2,428	2,427	2,449	2,664
Other expenses	23,382	20,351	21,123	22,132	20,700
Total non-interest expense	$132,196	129,576	130,604	134,982	128,979

		$ Change from
(Dollars in thousands)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Compensation and employee benefits		$(5,967)	(7,344)	(10,057)	(8,394)
Occupancy and equipment		(20)	(294)	(1,132)	(201)
Advertising and promotions		(642)	(323)	(825)	(148)
Data processing		(219)	109	402	432
Other real estate owned and foreclosed assets		63	64	66	73
Regulatory assessments and insurance		6,375	7,121	7,532	9,010
Core deposit intangibles amortization		(1)	—	(22)	(237)
Other expenses		3,031	2,259	1,250	2,682
Total non-interest expense		$2,620	1,592	(2,786)	3,217

Total non-interest expense of $132 million for the current quarter increased $2.6 million, or 2 percent, over the prior quarter and increased $3.2 million, or 2 percent, over the prior year fourth quarter. Compensation and employee benefits expense of $71.4 million for the current quarter decreased $6.0 million, or 8 percent, from the prior quarter and decreased $8.4 million, or 11 percent, over the prior year fourth quarter, which was driven primarily by a decrease in performance-related compensation including in real estate commissions. The Company has also benefited during the year from increased operating efficiencies and a decrease in staffing. Included in the current quarter regulatory assessment and insurance expense was a $6.0 million expense related to the FDIC special assessment pursuant to a systemic risk determination. Excluding the FDIC special assessment, the $6.4 million regulatory assessments and insurance expense in the current quarter increased $3.0 million, or 88 percent, over the prior year fourth quarter and was primarily due to the FDIC uniformly increasing all depository institutions premiums at the beginning of the current year. Other expense of $23.4 million, increased $3.0 million, or 15 percent, from the prior quarter and was driven by several miscellaneous category increases. Other expense for the current quarter increased $2.7 million, or 13 percent, from the prior year fourth quarter and was primarily attributable to a $2.5 million gain on the sale of a former branch building in the prior year fourth quarter. “The reduction in non-interest expense in the current quarter was primarily due to the reduction in accrued performance-based compensation. In addition, the Company continues to improve operating efficiencies while monitoring staffing levels,” said Ron Copher, Chief Financial Officer.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2023 was $7.8 million, a decrease of $3.9 million, or 34 percent, compared to the prior quarter and a decrease of $10.0 million, or 56 percent, from the prior year fourth quarter. The effective tax rate in the current quarter was 12.6 percent compared to 18.3 percent in the prior quarter and 18.2 percent in the prior year fourth quarter. The current quarter decrease in tax expense and the resulting effective tax rate was the result of a combination of increased federal tax credits and a decrease in the blended state tax rate.

Efficiency Ratio
The efficiency ratio was 65.2 percent in the current quarter compared to 63.31 percent in the prior quarter and 53.18 percent in the prior year fourth quarter. The increase from the prior quarter was principally driven by the FDIC special assessment and the decrease in the gain on the sale of residential loans. The increase from the prior year fourth quarter was primarily attributable to the increase in interest expense, which outpaced the increase in interest income.

Operating Results for Year Ended December 31, 2023
Compared to December 31, 2022

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net interest income
Interest income	$1,017,655	$829,640	$188,015	23%
Interest expense	325,973	41,261	284,712	690%
Total net interest income	691,682	788,379	(96,697)	(12)%
Non-interest income
Service charges and other fees	75,157	72,124	3,033	4%
Miscellaneous loan fees and charges	16,935	15,350	1,585	10%
Gain on sale of loans	12,202	20,032	(7,830)	(39)%
Gain on sale of securities	1,510	620	890	144%
Other income	12,275	12,606	(331)	(3)%
Total non-interest income	118,079	120,732	(2,653)	(2)%
Total Income	$809,761	$909,111	$(99,350)	(11)%
Net interest margin (tax-equivalent)	2.73%	3.27%

Net Interest Income
Net-interest income of $692 million for 2023 decreased $96.7 million, or 12 percent, over 2022 and was primarily driven by increased interest expense. Interest income of $1.018 billion for 2023 increased $188 million, or 23 percent, from the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.19 percent for 2023, an increase of 53 basis points from the prior year loan yield of 4.66 percent.

Interest expense of $326 million for 2023 increased $285 million, or 690 percent, over the same period in the prior year and was the result of increased borrowings and higher interest rates on borrowings and deposits. Core deposit cost (including non-interest bearing deposits) was 0.77 percent for 2023 compared to 0.07 percent for the prior year. The total funding cost (including non-interest bearing deposits) for 2023 was 1.35 percent, which was an increase of 117 basis points over the prior year funding cost of 0.18 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during 2023 was 2.73 percent, a 54 basis points decrease from the net interest margin of 3.27 percent for the prior year. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the Paycheck Protection Program loans, was 2.71 percent for 2023, which was a 49 basis points decrease from the core margin of 3.20 percent in the same period of the prior year.

Non-interest Income
Non-interest income of $118 million for 2023 decreased $2.7 million, or 2 percent, over the same period last year and was primarily due to the decrease in gain on sale of residential loans, which was partially offset by the increase in service charges and other fees. Miscellaneous loan fees of $16.9 million increased $1.6 million for 2023, or 10 percent, which was primarily driven by increased credit card interchange fees due to increased activity. Gain on sale of residential loans of $12.2 million in 2023 decreased by $7.8 million, or 39 percent, over the prior year, primarily as result of the reduction in residential purchase and refinance activity as mortgage rates significantly increased during 2023.
Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Compensation and employee benefits	$309,048	$319,303	$(10,255)	(3)%
Occupancy and equipment	43,578	43,261	317	1%
Advertising and promotions	15,430	14,324	1,106	8%
Data processing	33,752	30,823	2,929	10%
Other real estate owned and foreclosed assets	119	77	42	55%
Regulatory assessments and insurance	28,712	12,904	15,808	123%
Core deposit intangibles amortization	9,731	10,658	(927)	(9)%
Other expenses	86,988	87,518	(530)	(1)%
Total non-interest expense	$527,358	$518,868	$8,490	2%

Total non-interest expense of $527 million for 2023 increased $8.5 million, or 2 percent, over the same period in the prior year. Compensation and employee benefits expense of $309 million in 2023 decreased $10.3 million, or 3 percent, over the prior year and was driven by a decrease in accrued performance-related compensation and a decrease in real estate commissions. Regulatory assessments and insurance of $28.7 million for 2023 increased $15.8 million, or 123 percent, over the prior year and was primarily due to the $6.0 million FDIC special assessment and the FDIC uniformly increasing all depository institutions premiums beginning in 2023. Other expense of $87.0 million for 2023 decreased $530 thousand, or 1 percent, from the prior year and included changes in several miscellaneous categories. Acquisition-related expenses were $1.3 million in 2023 compared to $10.0 million in 2022.

Provision for Credit Losses
The provision for credit loss expense was $14.8 million for 2023, a decrease of $5.2 million, or 26 percent, over the same period in the prior year. The provision for credit loss expense for 2023 included provision for credit loss expense of $20.8 million on the loan portfolio and credit loss benefit of $6.0 million on the unfunded loan commitments. Net charge-offs during 2023 were $10.3 million compared to $7.8 million during 2022.

Federal and State Income Tax Expense
Tax expense of $44.7 million for 2023 decreased $22.4 million, or 33 percent, over the prior year. The effective tax rate for 2023 was 16.7 percent compared to 18.1 percent for the prior year. The decrease in tax expense and the resulting effective tax rate was the result of a combination of a decrease in the pre-tax income, an increase in federal tax credits and a decrease in the blended state tax rate.

Efficiency Ratio
The efficiency ratio was 62.85 percent for 2023 compared to 54.64 percent for 2022. The increase from the prior year was primarily attributable to the increase in interest expense in the current year that outpaced the increase in interest income.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased FDIC insurance rates and assessments or increased banking and consumer protection regulations, that may adversely affect the Company’s business;
•risks related to overall economic conditions, including the impact on the economy of a rising interest rate environment, inflationary pressures, and geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any future acquisitions;
•costs or difficulties related to the completion and integration of pending or future acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technological which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 26, 2024. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BI418b19026885468085e5f5ca09a5f67e. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/2w5869im. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022
Assets
Cash on hand and in banks	$246,525	264,067	300,194
Interest bearing cash deposits	1,107,817	1,408,027	101,801
Cash and cash equivalents	1,354,342	1,672,094	401,995
Debt securities, available-for-sale	4,785,719	4,741,738	5,307,307
Debt securities, held-to-maturity	3,502,411	3,553,805	3,715,052
Total debt securities	8,288,130	8,295,543	9,022,359
Loans held for sale, at fair value	15,691	29,027	12,314
Loans receivable	16,198,082	16,135,046	15,246,812
Allowance for credit losses	(192,757)	(192,271)	(182,283)
Loans receivable, net	16,005,325	15,942,775	15,064,529
Premises and equipment, net	421,791	415,343	398,100
Other real estate owned and foreclosed assets	1,503	48	32
Accrued interest receivable	94,526	104,476	83,538
Deferred tax asset	159,070	203,745	193,187
Core deposit intangible, net	31,870	34,297	41,601
Goodwill	985,393	985,393	985,393
Non-marketable equity securities	12,755	11,330	82,015
Bank-owned life insurance	171,101	170,175	169,068
Other assets	201,132	199,315	181,244
Total assets	$27,742,629	28,063,561	26,635,375
Liabilities
Non-interest bearing deposits	$6,022,980	6,465,353	7,690,751
Interest bearing deposits	13,906,187	13,929,811	12,915,804
Securities sold under agreements to repurchase	1,486,850	1,499,696	945,916
FHLB advances	—	—	1,800,000
FRB Bank Term Funding	2,740,000	2,740,000	—
Other borrowed funds	81,695	73,752	77,293
Subordinated debentures	132,943	132,903	132,782
Accrued interest payable	125,907	91,874	4,331
Other liabilities	225,786	255,578	225,193
Total liabilities	24,722,348	25,188,967	23,792,070
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,109	1,109	1,108
Paid-in capital	2,350,104	2,348,305	2,344,005
Retained earnings - substantially restricted	1,043,181	1,025,547	966,984
Accumulated other comprehensive loss	(374,113)	(500,367)	(468,792)
Total stockholders’ equity	3,020,281	2,874,594	2,843,305
Total liabilities and stockholders’ equity	$27,742,629	28,063,561	26,635,375

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Interest Income
Investment securities	$57,233	53,397	43,818	201,930	169,035
Residential real estate loans	19,820	18,594	14,964	71,328	57,243
Commercial loans	175,957	173,437	150,462	669,663	548,969
Consumer and other loans	20,486	19,478	15,841	74,734	54,393
Total interest income	273,496	264,906	225,085	1,017,655	829,640
Interest Expense
Deposits	63,484	54,697	4,642	162,426	14,526
Securities sold under agreements to repurchase	12,229	10,972	1,765	36,414	3,200
Federal Home Loan Bank advances	—	—	12,689	26,910	17,317
FRB Bank Term Funding	30,228	30,229	—	93,388	—
Other borrowed funds	(372)	489	464	1,056	1,329
Subordinated debentures	1,471	1,465	1,466	5,779	4,889
Total interest expense	107,040	97,852	21,026	325,973	41,261
Net Interest Income	166,456	167,054	204,059	691,682	788,379
Provision for credit losses	3,013	3,539	6,124	14,795	19,963
Net interest income after provision for credit losses	163,443	163,515	197,935	676,887	768,416
Non-Interest Income
Service charges and other fees	19,115	19,304	18,734	75,157	72,124
Miscellaneous loan fees and charges	4,484	4,322	3,905	16,935	15,350
Gain on sale of loans	2,228	4,046	2,175	12,202	20,032
Gain (loss) on sale of securities	1,712	(65)	519	1,510	620
Other income	3,326	2,633	3,150	12,275	12,606
Total non-interest income	30,865	30,240	28,483	118,079	120,732
Non-Interest Expense
Compensation and employee benefits	71,420	77,387	79,814	309,048	319,303
Occupancy and equipment	10,533	10,553	10,734	43,578	43,261
Advertising and promotions	3,410	4,052	3,558	15,430	14,324
Data processing	8,511	8,730	8,079	33,752	30,823
Other real estate owned and foreclosed assets	78	15	5	119	77
Regulatory assessments and insurance	12,435	6,060	3,425	28,712	12,904
Core deposit intangibles amortization	2,427	2,428	2,664	9,731	10,658
Other expenses	23,382	20,351	20,700	86,988	87,518
Total non-interest expense	132,196	129,576	128,979	527,358	518,868
Income Before Income Taxes	62,112	64,179	97,439	267,608	370,280
Federal and state income tax expense	7,796	11,734	17,762	44,681	67,078
Net Income	$54,316	52,445	79,677	222,927	303,202

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2023			September 30, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,700,598	$19,820	4.66%	$1,649,947	$18,594	4.51%
Commercial loans [1]	13,196,412	177,397	5.33%	13,120,479	174,822	5.29%
Consumer and other loans	1,279,626	20,486	6.35%	1,263,775	19,478	6.11%
Total loans [2]	16,176,636	217,703	5.34%	16,034,201	212,894	5.27%
Tax-exempt debt securities [3]	1,725,858	14,738	3.42%	1,732,227	14,486	3.34%
Taxable debt securities [4]	8,466,825	44,665	2.11%	8,485,157	41,052	1.94%
Total earning assets	26,369,319	277,106	4.17%	26,251,585	268,432	4.06%
Goodwill and intangibles	1,018,423			1,020,868
Non-earning assets	487,979			528,145
Total assets	$27,875,721			$27,800,598
Liabilities
Non-interest bearing deposits	$6,262,801	$—	—%	$6,461,350	$—	—%
NOW and DDA accounts	5,245,602	14,751	1.12%	5,231,741	12,906	0.98%
Savings accounts	2,843,788	4,848	0.68%	2,840,620	3,492	0.49%
Money market deposit accounts	2,911,054	13,600	1.85%	3,039,177	12,646	1.65%
Certificate accounts	2,872,192	29,563	4.08%	2,462,266	23,151	3.73%
Total core deposits	20,135,437	62,762	1.24%	20,035,154	52,195	1.03%
Wholesale deposits [5]	53,841	722	5.32%	188,523	2,502	5.27%
Repurchase agreements	1,488,419	12,229	3.26%	1,401,765	10,972	3.11%
FHLB advances	—	—	—%	—	—	—%
FRB Bank Term Funding	2,740,000	30,228	4.38%	2,740,000	30,229	4.38%
Subordinated debentures and other borrowed funds	211,570	1,099	2.06%	208,336	1,954	3.72%
Total funding liabilities	24,629,267	107,040	1.72%	24,573,778	97,852	1.58%
Other liabilities	332,740			302,564
Total liabilities	24,962,007			24,876,342
Stockholders’ Equity
Common stock	1,109			1,109
Paid-in capital	2,349,177			2,347,323
Retained earnings	1,034,258			1,035,276
Accumulated other comprehensive loss	(470,830)			(459,452)
Total stockholders’ equity	2,913,714			2,924,256
Total liabilities and stockholders’ equity	$27,875,721			$27,800,598
Net interest income (tax-equivalent)		$170,066			$170,580
Net interest spread (tax-equivalent)			2.45%			2.48%
Net interest margin (tax-equivalent)			2.56%			2.58%
______________________________
1 Includes tax effect of $1.4 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2023 and September 30, 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.0 million and $1.9 million on tax-exempt debt securities income for the three months ended December 31, 2023 and September 30, 2023, respectively.
4 Includes tax effect of $215 thousand and $215 thousand on federal income tax credits for the three months ended December 31, 2023 and September 30, 2023, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	December 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,700,598	$19,820	4.66%	$1,424,550	$14,964	4.20%
Commercial loans [1]	13,196,412	177,397	5.33%	12,419,414	152,169	4.86%
Consumer and other loans	1,279,626	20,486	6.35%	1,183,727	15,841	5.31%
Total loans [2]	16,176,636	217,703	5.34%	15,027,691	182,974	4.83%
Tax-exempt debt securities [3]	1,725,858	14,738	3.42%	1,960,007	17,877	3.65%
Taxable debt securities [4]	8,466,825	44,665	2.11%	8,200,203	29,717	1.45%
Total earning assets	26,369,319	277,106	4.17%	25,187,901	230,568	3.63%
Goodwill and intangibles	1,018,423			1,028,277
Non-earning assets	487,979			436,260
Total assets	$27,875,721			$26,652,438
Liabilities
Non-interest bearing deposits	$6,262,801	$—	—%	$8,010,053	$—	—%
NOW and DDA accounts	5,245,602	14,751	1.12%	5,388,062	1,077	0.08%
Savings accounts	2,843,788	4,848	0.68%	3,255,091	355	0.04%
Money market deposit accounts	2,911,054	13,600	1.85%	3,679,866	2,168	0.23%
Certificate accounts	2,872,192	29,563	4.08%	882,490	834	0.37%
Total core deposits	20,135,437	62,762	1.24%	21,215,562	4,434	0.08%
Wholesale deposits [5]	53,841	722	5.32%	22,462	208	3.69%
Repurchase agreements	1,488,419	12,229	3.26%	873,819	1,765	0.80%
FHLB advances	—	—	—%	1,291,087	12,689	3.85%
FRB Bank Term Funding	2,740,000	30,228	4.38%	—	—	—%
Subordinated debentures and other borrowed funds	211,570	1,099	2.06%	211,953	1,930	3.61%
Total funding liabilities	24,629,267	107,040	1.72%	23,614,883	21,026	0.35%
Other liabilities	332,740			252,298
Total liabilities	24,962,007			23,867,181
Stockholders’ Equity
Common stock	1,109			1,108
Paid-in capital	2,349,177			2,343,157
Retained earnings	1,034,258			946,195
Accumulated other comprehensive loss	(470,830)			(505,203)
Total stockholders’ equity	2,913,714			2,785,257
Total liabilities and stockholders’ equity	$27,875,721			$26,652,438
Net interest income (tax-equivalent)		$170,066			$209,542
Net interest spread (tax-equivalent)			2.45%			3.28%
Net interest margin (tax-equivalent)			2.56%			3.30%
______________________________
1 Includes tax effect of $1.4 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.0 million and $3.6 million on tax-exempt debt securities income for the three months ended December 31, 2023 and 2022, respectively.
4 Includes tax effect of $215 thousand and $225 thousand on federal income tax credits for the three months ended December 31, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,603,600	$71,328	4.45%	$1,284,029	$57,243	4.46%
Commercial loans [1]	12,982,708	675,549	5.20%	11,902,971	555,244	4.66%
Consumer and other loans	1,247,114	74,734	5.99%	1,131,000	54,393	4.81%
Total loans [2]	15,833,422	821,611	5.19%	14,318,000	666,880	4.66%
Tax-exempt debt securities [3]	1,740,746	59,716	3.43%	1,916,731	70,438	3.67%
Taxable debt securities [4]	8,297,203	152,003	1.83%	8,546,792	113,952	1.33%
Total earning assets	25,871,371	1,033,330	3.99%	24,781,523	851,270	3.44%
Goodwill and intangibles	1,022,052			1,032,263
Non-earning assets	504,698			603,401
Total assets	$27,398,121			$26,417,187
Liabilities
Non-interest bearing deposits	$6,642,339	$—	—%	$8,005,821	$—	—%
NOW and DDA accounts	5,167,117	37,357	0.72%	5,387,277	3,439	0.06%
Savings accounts	2,908,584	9,918	0.34%	3,270,799	1,191	0.04%
Money market deposit accounts	3,166,914	42,254	1.33%	3,926,737	6,401	0.16%
Certificate accounts	1,949,206	64,176	3.29%	955,829	3,249	0.34%
Total core deposits	19,834,160	153,705	0.77%	21,546,463	14,280	0.07%
Wholesale deposits [5]	173,231	8,721	5.03%	11,862	246	2.07%
Repurchase agreements	1,301,223	36,414	2.80%	920,955	3,200	0.35%
FHLB advances	551,986	26,910	4.81%	584,562	17,317	2.92%
FRB Bank Term Funding	2,133,658	93,388	4.38%	—	—	—%
Subordinated debentures and other borrowed funds	209,567	6,835	3.26%	196,139	6,218	3.17%
Total funding liabilities	24,203,825	325,973	1.35%	23,259,981	41,261	0.18%
Other liabilities	275,359			249,832
Total liabilities	24,479,184			23,509,813
Stockholders’ Equity
Common stock	1,109			1,107
Paid-in capital	2,346,575			2,340,952
Retained earnings	1,021,469			897,587
Accumulated other comprehensive loss	(450,216)			(332,272)
Total stockholders’ equity	2,918,937			2,907,374
Total liabilities and stockholders’ equity	$27,398,121			$26,417,187
Net interest income (tax-equivalent)		$707,357			$810,009
Net interest spread (tax-equivalent)			2.64%			3.26%
Net interest margin (tax-equivalent)			2.73%			3.27%
______________________________
1 Includes tax effect of $5.9 million and $6.3 million on tax-exempt municipal loan and lease income for the year ended December 31, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $8.9 million and $14.5 million on tax-exempt debt securities income for the year ended December 31, 2023 and 2022, respectively.
4 Includes tax effect of $859 thousand and $901 thousand on federal income tax credits for the year ended December 31, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022
Custom and owner occupied construction	$290,572	$306,106	$298,461	(5)%	(3)%
Pre-sold and spec construction	236,596	287,048	297,895	(18)%	(21)%
Total residential construction	527,168	593,154	596,356	(11)%	(12)%
Land development	232,966	234,995	219,842	(1)%	6%
Consumer land or lots	187,545	184,685	206,604	2%	(9)%
Unimproved land	87,739	87,089	104,662	1%	(16)%
Developed lots for operative builders	56,142	62,485	60,987	(10)%	(8)%
Commercial lots	87,185	84,194	93,952	4%	(7)%
Other construction	900,547	982,384	938,406	(8)%	(4)%
Total land, lot, and other construction	1,552,124	1,635,832	1,624,453	(5)%	(4)%
Owner occupied	3,035,768	2,976,821	2,833,469	2%	7%
Non-owner occupied	3,742,916	3,765,266	3,531,673	(1)%	6%
Total commercial real estate	6,778,684	6,742,087	6,365,142	1%	6%
Commercial and industrial	1,363,479	1,363,198	1,377,888	—%	(1)%
Agriculture	772,458	785,208	735,553	(2)%	5%
1st lien	2,127,989	2,054,497	1,808,502	4%	18%
Junior lien	47,230	47,490	40,445	(1)%	17%
Total 1-4 family	2,175,219	2,101,987	1,848,947	3%	18%
Multifamily residential	796,538	714,822	622,185	11%	28%
Home equity lines of credit	979,891	950,204	872,899	3%	12%
Other consumer	229,154	233,980	220,035	(2)%	4%
Total consumer	1,209,045	1,184,184	1,092,934	2%	11%
States and political subdivisions	834,947	833,618	797,656	—%	5%
Other	204,111	209,983	198,012	(3)%	3%
Total loans receivable, including loans held for sale	16,213,773	16,164,073	15,259,126	—%	6%
Less loans held for sale [1]	(15,691)	(29,027)	(12,314)	(46)%	27%
Total loans receivable	$16,198,082	$16,135,046	$15,246,812	—%	6%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2023	Dec 31, 2023
Custom and owner occupied construction	$214	219	224	214	—	—
Pre-sold and spec construction	763	763	389	—	763	—
Total residential construction	977	982	613	214	763	—
Land development	35	80	138	35	—	—
Consumer land or lots	96	314	278	96	—	—
Unimproved land	—	36	78	—	—	—
Developed lots for operative builders	608	608	251	—	608	—
Commercial lots	47	188	—	—	47	—
Other construction	—	12,884	12,884	—	—	—
Total land, lot and other construction	786	14,110	13,629	131	655	—
Owner occupied	1,838	1,445	2,076	821	—	1,017
Non-owner occupied	11,016	15,105	805	10,757	259	—
Total commercial real estate	12,854	16,550	2,881	11,578	259	1,017
Commercial and Industrial	1,971	1,367	3,326	1,245	575	151
Agriculture	2,558	2,450	2,574	2,557	1	—
1st lien	2,664	2,766	2,678	2,533	116	15
Junior lien	180	363	166	144	36	—
Total 1-4 family	2,844	3,129	2,844	2,677	152	15
Multifamily residential	395	—	4,535	—	395	—
Home equity lines of credit	2,043	1,612	1,393	1,778	265	—
Other consumer	1,187	942	911	636	231	320
Total consumer	3,230	2,554	2,304	2,414	496	320
Other	16	1,141	36	—	16	—
Total	$25,631	42,283	32,742	20,816	3,312	1,503

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022
Custom and owner occupied construction	$2,549	$—	$1,082	n/m	136%
Pre-sold and spec construction	1,219	599	1,712	104%	(29)%
Total residential construction	3,768	599	2,794	529%	35%
Land development	163	44	—	270%	n/m
Consumer land or lots	624	528	442	18%	41%
Unimproved land	—	87	120	(100)%	(100)%
Developed lots for operative builders	—	—	958	n/m	(100)%
Commercial lots	2,159	1,245	47	73%	4,494%
Other construction	—	—	209	n/m	(100)%
Total land, lot and other construction	2,946	1,904	1,776	55%	66%
Owner occupied	2,222	652	3,478	241%	(36)%
Non-owner occupied	14,471	213	496	6,694%	2,818%
Total commercial real estate	16,693	865	3,974	1,830%	320%
Commercial and industrial	12,905	2,946	3,439	338%	275%
Agriculture	594	604	1,367	(2)%	(57)%
1st lien	3,768	1,006	2,174	275%	73%
Junior lien	1	355	190	(100)%	(99)%
Total 1-4 family	3,769	1,361	2,364	177%	59%
Multifamily Residential	—	—	492	n/m	(100)%
Home equity lines of credit	4,518	3,638	1,182	24%	282%
Other consumer	3,264	1,821	1,824	79%	79%
Total consumer	7,782	5,459	3,006	43%	159%
States and political subdivisions	—	—	28	n/m	(100)%
Other	1,510	1,515	1,727	—%	(13)%
Total	$49,967	$15,253	$20,967	228%	138%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2023
Custom and owner occupied construction	$—	—	17	—	—
Pre-sold and spec construction	(15)	(12)	(15)	—	15
Total residential construction	(15)	(12)	2	—	15
Land development	(135)	(134)	(34)	—	135
Consumer land or lots	(19)	(14)	(46)	—	19
Other construction	889	—	—	889	—
Total land, lot and other construction	735	(148)	(80)	889	154
Owner occupied	(59)	(104)	555	66	125
Non-owner occupied	799	500	(242)	807	8
Total commercial real estate	740	396	313	873	133
Commercial and industrial	364	(11)	(70)	1,040	676
Agriculture	—	—	(7)	—	—
1st lien	66	98	(109)	110	44
Junior lien	24	32	(302)	49	25
Total 1-4 family	90	130	(411)	159	69
Multifamily residential	(136)	—	136	—	136
Home equity lines of credit	(6)	20	(91)	129	135
Other consumer	1,097	816	451	1,368	271
Total consumer	1,091	836	360	1,497	406
Other	7,447	5,430	7,572	10,637	3,190
Total	$10,316	6,621	7,815	15,095	4,779

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